Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-155718 and 333-171029) and Form S-8 (Nos. 333-112717 and 333-128299) of FX Energy, Inc., and subsidiaries of our report dated March 7, 2011, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in FX Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Salt Lake City, Utah
March 9, 2011